*Van Kampen Funds
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an
Underwriting Syndicate
in which an Affiliate is a Member)
January 1, 2001 through March 31, 2001



TRADE	 AMOUNT OF   PARTICIPATING  PRICE	AMOUNTPURCHASED	 %
DATE	  UNDERWRITING       OFFER(000)  FUND/s	   PER SHAREPURCHFROM	UW

01/04/01  Rep. of Brazil1,500,000 Worldwide Hi98.895 1,050Bear Stearns
	0.000%
								0.000%

02/07/01  KPMG Consult/KCIN  112,482    Equity Growth18.00 3,400Bear Stearns
0.003%
				 Focus Equity   18.0016,400 Bear Stearns
0.015%
								0.018%

02/15/01  RiverstBetwks/RSTN 10,000 Equity Growth 12.00 100Sal Smith Bar
  0.001%
			Focus Equity   12.00 	300Sal Smith Bar
0.003%
